PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of July
1, 2000, by and between The Dixie Group, Inc., a Tennessee corporation ("Dixie"), the Albert A. Frink and Denise Frink Charitable Remainder Unitrust and the Albert A. Frink Loving Trust (collectively, the "Trusts") and Albert A.
 Frink ("Frink"; together with the Trusts, collectively, the "Secured Party").

W I T N E S S E T H:

	WHEREAS, Dixie has purchased from the Trusts all of their shares of the Class
A Common Stock (the "Fabrica Stock") of Fabrica International, a California
corporation ("Fabrica"), in accordance with that certain Stock Purchase
Agreement dated as of July 1, 2000 by and among Dixie, the Trusts and Scott D.
Guenther (the "Fabrica Stock Purchase Agreement");

	WHEREAS, Dixie has purchased from Frink Party all of his shares of Common Stock (the "ChromaTech Stock"; together with the Fabrica Stock, the "Stock") of
 Chroma Technologies, Inc., a California corporation ("ChromaTech"), in accordance with that certain Stock Purchase Agreement dated as of July 1, 2000 by and among Dixie, the Secured Party and Albert A. Frink (the "Stock Purchase Agreement");

 WHEREAS, Dixie is obligated to make a Contingent Sales Payment (as defined in the Fabrica Stock Purchase Agreement) to the Trusts under the Fabrica Stock Purchase Agreement in the event the Sales Contingency is satisfied under the Fabrica Stock Purchase Agreement; and

 WHEREAS, if the Purchase Price Adjustment (as defined in the ChromaTech Stock Purchase Agreement) is a positive amount, Dixie is obligated to pay the Purchase Price Adjustment to Frink under the ChromaTech Stock Purchase Agreement on July 1, 2003; and

 WHEREAS, Dixie desires to pledge to and grant a security interest in the Stock to the Secured Party to secure the payment of the Contingent Sales Payment in the event the Sales Contingency is satisfied and to secure the payment of the Purchase Price Adjustment in the event the Purchase Price Adjustment is a positive amount (such payments, collectively, the "Obligations");

 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dixie hereby agrees with the Secured Party as follows:

1.	Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Fabrica Stock Purchase Agreement.

2.	Pledge.  As collateral security for the prompt payment and performance in full when due, if ever, of the Obligations, Dixie hereby hypothecates, pledges and assigns and transfers to the Secured Party, and grants to the Secured
Party, a security interest in all of Dixie's right, title and interest in, to and under, or as holder of, the following property, whether now owned or hereafter acquired (all being collectively referred to herein as the "Collateral"):

(a)	the Stock, together with the certificate or certificates evidencing the same;

(b)	all securities, monies or property representing a distribution in respect of the Stock (a "Distribution"), or return of capital upon or in respect of the
 Stock, or resulting from a revision, reclassification or other like change of the Stock or otherwise received in exchange therefor by merger or otherwise, any subscription, warrants, rights or options issued to Dixie, or otherwise in respect of, the Stock and any certificates, accounts, chattel paper, instruments, general intangibles, cash, books, records, notices and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Stock or any Distribution; provided, however, that so long as no Event of Default has occurred and is continuing, all sums or property paid, declared or distributed with respect to the Stock, including all dividends declared with respect to the Stock, shall be the property of Dixie and shall not be subject to the terms of this Agreement, and the Secured Party shall have no security interest therein; and

(c)	all proceeds of the foregoing.

3.	Voting Rights.  So long as no Event of Default has occurred and is continuing, Dixie shall be entitled to vote the Stock and shall be entitled to all rights, provisions and options of ownership with respect thereto, except for the right to encumber, to take possession or to transfer ownership of said Stock or proceeds thereof.

4.	Default by Dixie.  The occurrence of any one or more of the following events, acts or occurrences shall, at the option of the Secured Party, constitute an "Event of Default" under this Agreement:

(a)	Dixie shall fail to pay the Contingent Sales Payment when such amount is due and such failure shall continue for five (5) or more business days following written notice thereof from the Secured Party to Dixie;

(b)	Dixie shall commence a voluntary case concerning itself under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Dixie (each, a "Bankruptcy Law"); an involuntary case is commenced against Dixie under a Bankruptcy Law which is not controverted by Dixie within 30 days, or is not dismissed within 90 days, after the commencement of the case; a custodian, receiver or liquidator is appointed for, or takes charge of, all or substantially all of the property of Dixie; Dixie commences any other proceeding under any Bankruptcy Law, or there is commenced against Dixie any such proceeding which remains undismissed for a period of 90 days; Dixie is adjudicated insolvent or bankrupt; any order of relief or other order approving any such case or proceeding is entered; Dixie suffers any appointment of any custodian, receiver or liquidator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or Dixie makes a general assignment for the benefit of creditors; or

(c)	Dixie shall materially breach any covenant contained in this Agreement and such breach shall continue for five (5) or more business days following written notice thereof from the Secured Party to Dixie. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the failure of Dixie to pay the Purchase Price Adjustment if and when due shall not constitute a breach of a covenant under this Agreement.

5.	 Rights and Duties of the Secured Party.  The Secured Party shall have all the rights and duties, subject to Section 13, with respect to the Collateral as a secured party has with respect to collateral under the California Uniform Commercial Code (the "UCC"), and the Secured Party, in exercising or observing such rights and duties, shall act in accordance therewith. Notwithstanding anything contained herein or in the UCC to the contrary, the Secured Party shall have all rights with respect to the Collateral as collateral upon the occurrence of an Event of Default, including, without limitation, the retention of the Collateral and/or the right to all proceeds upon foreclosure of the Collateral by the Secured Party. Without limiting the foregoing, upon the occurrence of an Event of Default the Secured Party may elect to retain the Collateral without effecting a sale thereof, upon which election all of Dixie's right, title and interest in and to the Collateral shall automatically vest in the Secured Party. If upon the occurrence of an Event of Default the Secured
Party determines to sell any of the Collateral, Dixie shall do all things that are necessary or advisable or that the Secured Party may reasonably request to cause such sale of such Collateral to be exempt from registration under the Securities Act of 1933, as amended, and under state securities laws.

6.	No Disposition, Etc.  Without the prior written consent of the Secured
Party, Dixie agrees that Dixie will not sell, assign, transfer, exchange, convert, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will Dixie create, incur or permit to exist any Lien (as hereinafter defined) with respect to any of the Collateral, except for the Lien provided for by this Agreement. Without the prior written consent of the Secured Party, Dixie agrees that Dixie will not vote to enable any Person or any agent or representative of any Person, to, and will not otherwise permit any Person, or any agent or representative of any Person, to, issue any stock or other securities of any nature in addition to or in exchange or substitution for the Stock.

7.	 Termination of Security Interest.  The Secured Party's security interest in the Collateral shall terminate upon the earlier of (i) the date of Dixie's payment and performance in full of the Contingent Sales Payment or (ii) July 1,
 2003 if the Sales Contingency is not satisfied; provided, however, that if on
July 1, 2003 a dispute between Dixie and the Secured Party exists as to whether the Sales Contingency has been satisfied, the Secured Party's security interest in the Collateral shall continue and shall not terminate until such dispute has been resolved in accordance with the terms of the Stock Purchase
Agreement whereupon (a) if the resolution of the dispute is that the Sales
Contingency has been satisfied, the Secured Party's security interest in the
Collateral shall terminate upon Dixie's payment and performance in full of the
Contingent Sales Payment or (b) if the resolution of the dispute is that the
Sales Contingency has not been satisfied, the Secured Party's security interest in the Collateral shall immediately terminate.  Upon termination of the
Secured Party's security interest under this Section 7, the Secured Party shall promptly deliver the Collateral to Dixie, including all certificates or other instruments evidencing the Collateral.

8.	Further Assurances.  Dixie and the Secured Party agree that at any time and from time to time upon the written request of the other, they will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to effect the purposes of this
Agreement.  Dixie agrees to execute a uniform commercial code financing statement, as debtor, with Secured Party, as secured party, covering the
Collateral and to cause the same to be filed in the applicable filing office in
 Tennessee and maintained as an effective financing statement.

9.	Governing Law; Submission to Jurisdiction; Arbitration.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of California and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

(b)	Any dispute between the parties concerning this Agreement shall be submitted to binding arbitration before a single arbitrator in accordance with the following provisions:

(i)	If a dispute arises concerning this Agreement, the dispute shall be resolved through binding and non-appealable arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), except where the Rules conflict with the provisions of this Section 9(b), in which event the provisions of this Section 9(b) shall prevail. The arbitration shall be before one (1) arbitrator selected by the parties, or if the parties cannot agree upon a single arbitrator within thirty (30) days of a party giving notice to the other of a proposed choice for an arbitrator, then by a single arbitrator selected by the New York City office of the American Arbitration Association, who shall be a person (i) who is admitted to practice law in the State of New York, (ii) who is a partner in a law firm having at least one hundred attorneys, and (iii) who is familiar with the terms of stock pledges entered into in the context of acquisitions. Any arbitrator so appointed shall be neutral and subject to disqualification for the reasons specified in Section 19 of the Rules.

(ii)	Unless the arbitrator decides to the contrary, each party shall pay the fees of his or its own attorneys, expenses of witnesses and all other expenses connected with the preparation and presentation of such party's case. The cost of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved, shall be shared equally, unless the arbitrators otherwise direct.

(iii)	The parties agree to request that the arbitrator appointed pursuant to the procedure agreed upon above shall, as soon as reasonably practicable after his or her appointment, and after consultation with the parties, set an arbitration date of no later than thirty (30) days after his or her appointment. If that arbitrator is unable to conduct the arbitration during such 30-day period then the parties shall select a new arbitrator in accordance with Section 9(b)(i).

(iv)	The arbitration shall be conducted pursuant to the Rules, as then in effect. Without limitation of the arbitrator's general authority, the arbitrator shall have the right to order reasonable discovery in accordance with the California Rules of Civil Procedure. Conformity to the legal rules of evidence shall not be required in the arbitration. At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented in written form unless the opposing party shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

(v)	The decision of the arbitrator shall be binding upon all parties and no appeal may be taken therefrom; provided, however, that no decision by such arbitrator shall include the award of punitive damages. The decision of the arbitrator shall be enforced and honored by the parties hereto without the necessity of confirmation by a court. The parties hereby waive, to the extent permitted by law, any rights to appeal or to review of any such decision by any court or tribunal.

(vi)	This arbitration shall be conducted in New York, New York.  In the event a party desires to obtain judicial confirmation of an arbitration award, the parties consent to the exclusive jurisdiction of the appropriate state court in
 New York, New York for the entry and enforcement of a judgment upon any arbitration award rendered in connection with any state law, and of the United States District Court for the Southern District of New York, for the entry and enforcement of judgment upon any arbitration award rendered in connection with any federal law, and the parties agree to both subject matter and in personam jurisdiction for those purposes.

(vii)	Notwithstanding any provision of this Section 9(b), the requirement to arbitrate disputes under this Section shall not apply to any application for interim injunctive or other equitable relief from any court of competent jurisdiction with respect to this Agreement or any matter it contemplates.

10.	Representations, Warranties and Covenants of Dixie.  Dixie represents and warrants that:

(a)	it is the legal, record and beneficial owner of, and has good and marketable title to, the Collateral, subject to no Lien (except the Lien created by this Agreement);

(b)	it has full power, authority and legal right to pledge all of such
Collateral pursuant to this Agreement and to execute and deliver and perform each of its obligations under this Agreement;

(c)	this Agreement is the legal, valid and binding obligation of Dixie, enforceable against Dixie in accordance with the terms hereof;

(d)	this Agreement creates, as security for Dixie's performance of the
Obligations, a valid, enforceable and perfected Lien on the Collateral (including, without limitation, the Stock), subject to no Lien in favor of any other Person;

(e)	to Dixie's knowledge, no consent, filing, recording or registration is required to perfect the Lien purported to be created by this Agreement except as provided in Section 9; and

(f)	it will defend the Secured Party's right, title and Lien in and to the
Collateral against any and all claims and demands whatsoever.

As used in this Agreement, "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

11.	Time of the Essence; Exercise of Remedies.  Time and exactitude of each of the terms, obligations, covenants and conditions set forth in this Agreement shall be of the essence. The rights, powers and remedies given to the Secured Party pursuant to this Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any statute, rule of law, or any other agreement between Dixie and the Secured Party. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Secured Party. The taking of any action by the Secured Party shall not be deemed to be an election of the action, but rather the rights, powers and remedies given to the Secured Party by this Agreement shall be deemed cumulative, the one with the other, and not alternative.

12.	Limits on the Secured Party's Duties.  The Secured Party shall not be liable for any failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Secured Party be under any duty to take any action whatsoever with regard thereto. The Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession. The Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Secured Party's rights in or to, any of the Collateral. Neither this Agreement nor the exercise by the Secured Party of (or the failure to so exercise) any right, power, or remedy conferred herein or by law shall be construed as relieving Dixie from full liability for the Obligations and for any deficiency thereon.

13.	Non-Judicial Remedies.  THE SECURED PARTY MAY ENFORCE ANY
RIGHTS CONFERRED HEREUNDER WITHOUT PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DIXIE EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY AND ALL LEGAL RIGHTS WHICH MIGHT OTHERWISE REQUIRE THE SECURED PARTY TO ENFORCE ITS RIGHTS BY

JUDICIAL PROCESS. IN SO PROVIDING FOR NON-JUDICIAL REMEDIES, DIXIE RECOGNIZES AND CONCEDES THAT SUCH REMEDIES ARE CONSISTENT WITH
AND RESPONSIVE TO COMMERCIAL NECESSITY, AND ARE THE RESULT OF BARGAINING AT ARM'S LENGTH. NOTHING HEREIN IS INTENDED TO PREVENT THE SECURED PARTY FROM RESORTING TO ARBITRATION IN ACCORDANCE
WITH THIS AGREEMENT.

14.	Dixie's Waivers.  Dixie hereby waives, to the extent permitted by applicable law:

(a)	any right to require the Secured Party to proceed against any person or to proceed against or exhaust any other security held by the Secured Party at any time or to pursue any other remedy in the Secured Party's power before proceeding against Dixie or before proceeding against the Collateral;

(b)	the defense of the statute of limitations in any action under this
Agreement or for the collection of any indebtedness or the performance of any obligation hereby secured;

(c)	any defense based upon any legal disability or other defense of Dixie, any other guarantor or any other person or by reason of the cessation or limitation of the liability of Dixie or any other guarantor from any cause other than payment in full of the obligations under this Agreement;

(d)	any defense based upon any lack of authority of the directors, officers, agents or employees acting or purporting to act on behalf of Dixie;

(e)	any defense based upon any failure by the Secured Party to obtain any
Collateral or failure by the Secured Party to perfect a Lien on any Collateral;

(f)	presentment, demand, protest and notice of any kind;

(g)	any defense based upon any failure of the Secured Party to give notice of the disposition of any of the Collateral to any other person or entity or any defect in any notice that may be given in connection with any such disposition;

(h)	any defense based upon any failure of the Secured Party to comply with applicable laws in connection with the disposition of the Collateral;

(i)	any defense based upon any election by the Secured Party, in any bankruptcy proceeding, of the application or non-application of Section 1111(b)(2) of the
 United States Bankruptcy Code or any successor statute;

(j)	any defense based upon any agreement or stipulation entered into by the
Secured Party with respect to the provision of adequate protection in any bankruptcy proceeding;

(k)	any defense based upon any borrowing or any grant of a security interest under Section 364 of the United States Bankruptcy Code;

(l)	any defense based upon the avoidance of any security interest in favor of the Secured Party for any reason; and

(m)	any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, the Obligations.

15.	Waiver of Claims.  Except as otherwise provided in this Agreement, DIXIE
HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE
AND JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S
TAKING POSSESSION OR THE SECURED PARTY'S DISPOSITION OF ANY OF
THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR
NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND
ANY SUCH RIGHT WHICH PLEDGOR WOULD OTHERWISE HAVE UNDER THE
CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and Dixie hereby further waives, to the extent permitted by law (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Secured Party's gross negligence or willful misconduct,
(b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder and (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and Dixie, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any of the Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Dixie therein and thereto, and shall be a perpetual bar both at law and in equity against Dixie and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Dixie.

16.	Discontinuance of Proceedings.  In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case Dixie and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the pledge created under this Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

17.	Indemnification.

(a)	Dixie agrees to indemnify, reimburse and hold the Secured Party harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section, the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Secured Party in any way relating to or arising out of the enforcement of any of the terms of or the preservation of any rights under any this Agreement; provided that the Secured Party shall not be indemnified pursuant to this Section for expenses to the extent caused by the gross negligence or willful misconduct of the Secured Party. Dixie agrees that upon written notice by the Secured Party of any assertion that could give rise to an expense, Dixie shall assume full responsibility for the defense thereof. The Secured Party agrees to use its best efforts to promptly notify Dixie of any such assertion of which the Secured Party has knowledge.

(b)	Without limiting the application of Section 18(a), Dixie agrees to pay or reimburse the Secured Party for any fees, costs and expenses incurred by the Secured Party in order to create, perfect and/or preserve the Secured Party's Lien on, and security interest in, the Collateral hereunder.

18.	No Assignment.  Neither this Agreement nor any rights, benefits or obligations hereunder, may be assigned, directly, indirectly, voluntarily or by operation of law, by any party to this Agreement.

19.	Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party; overnight courier; registered or certified mail, return receipt requested, postage prepaid; or facsimile transmission addressed as follows:

If to Secured Party:

Albert A. Frink and Denise Frink Charitable Remainder Unitrust
Albert A. Frink Loving Trust
Albert A. Frink

9 Ocean Crest
Newport Beach, California 92657
Facsimile:        949-720-1858

with a copy to:

White & Case LLP
	633 West Fifth Street, 19th Floor
	Los Angeles, California 90071
	Attention: Neil W. Rust
	Telecopier No.: (213) 687-0758

If to Dixie:

The Dixie Group, Inc.
1100 South Watkins Street
Chattanooga, Tennessee 37404
Attention:	Daniel K. Frierson
Facsimile:	423-493-7442
with a copy to:

Witt, Gaither & Whitaker, P.C.
1100 SunTrust Bank Bldg.
Chattanooga, Tennessee 37402
Attention: Ralph M. Killebrew, Jr.
Telecopier No.: (423) 266-4138

or to such other address as either party shall have famished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

20.	Severability.  If any provision of this Agreement is found in binding arbitration or by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the attempt shall first be made to read the provision in such a way as to make it valid and enforceable in light of the parties' apparent intent as evidenced by this Agreement. If such reading is impossible, the tribunal having jurisdiction may revise the provision in any reasonable manner, to the extent necessary to make it binding and enforceable. If no such revision is possible, the offending provision shall be deemed stricken from the Agreement, and every other provision shall remain in full force and effect.

21.	Waivers.  The Secured Party's or Dixie's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof. Any waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall much waiver constitute a continuing waiver unless otherwise expressly provided.

22.	Entire Agreement; Modification.  This Agreement and the Stock Purchase
Agreement contain the entire understanding of Dixie and Secured Party with respect to the granting of any security interest in the Collateral to the Secured Party. This Agreement may be modified only in a writing signed by both parties.

23.	Construction.  The parties have participated collectively in negotiating and drafting this Agreement.  If a question concerning intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all related rules and regulations unless the context requires otherwise.

24.	Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.
In proving this Agreement in any proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, Dixie and the Secured Party have caused this Agreement to be duly executed and delivered as of the day and year first above written.


DIXIE:

THE DIXIE GROUP, INC.


By:		/s/ Daniel K. Frierson
Name:	Daniel K. Frierson
Title:	Chairman & CEO


SECURED PARTY:

Albert A. Frink and Denise Frink
Chartiable Remainder Unitrust


	/s/ Albert A. Frink, Trustee
Albert A. Frink, as Trustee


	/s/ Royce R. Renfroe
Royce R. Renfroe, as Independent Special
Trustee


Albert A. Frink Loving Trust


	/s/ Albert A. Frink, Trustee
Albert A. Frink, as Trustee


	/s/ Albert A. Frink
Albert A. Frink